Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Virtus Opportunities Trust of our reports dated November 21, 2024, relating to the financial statements and financial highlights, which appear in the Virtus Duff & Phelps Global Infrastructure Fund, Virtus Duff & Phelps Global Real Estate Securities Fund, Virtus Duff & Phelps Real Asset Fund, Virtus Duff & Phelps Real Estate Securities Fund, Virtus KAR Developing Markets Fund, Virtus KAR Emerging Markets Small-Cap Fund, Virtus KAR International Small-Mid Cap Fund, Virtus Newfleet Core Plus Bond Fund, Virtus Newfleet High Yield Fund, Virtus Newfleet Low Duration Core Plus Bond Fund, Virtus Newfleet Multi-Sector Intermediate Bond Fund, Virtus Newfleet Multi-Sector Short Term Bond Fund, Virtus Newfleet Senior Floating Rate Fund, Virtus Seix Tax-Exempt Bond Fund, and Virtus SGA Emerging Markets Equity Fund’s Annual Report on Form N-CSR for the year ended September 30, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm”, “Financial Highlights”, “Glossary” and “Non-Public Portfolio Holdings Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 23, 2025